Exhibit 99.1

Press Release

Spirit Realty Capital, Inc. Provides Update on Rent Collections, Capital Deployment and Equity Issuance

Dallas, Texas, December 3, 2020 – Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit” or the “Company”), a net lease real estate investment trust (“REIT”) that invests in single-tenant, operationally essential real estate, today provided an update on rent collections, capital deployment, and equity issuance activity.

As of December 3, 2020, the Company has collected 93% of November Base Rent, or 98% of November Base Rent excluding movie theaters.

Quarter-to-date, the Company:

•	Completed $262 million of acquisitions and expects to complete fourth quarter acquisitions of $400 to $425 million.
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Entered into additional forward contracts for 5,253,548 shares of common stock under the Company’s At-the-Market Program at an average gross execution price of $36.24 per share. Assuming full physical settlement, the forward contracts represent $190.4 million in gross proceeds, subject to certain adjustments.

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Physically settled, or provided notice to physically settle, forward contracts that resulted in the issuance of 8,368,551 shares, increasing the shares outstanding as of December 3, 2020 to 114,250,766 (or 117,804,314 assuming full physical settlement of remaining outstanding forward contracts).

In addition, the Company is increasing its full-year capital deployment guidance, including revenue-producing capital expenditures, to $840 to $865 million, compared to its prior guidance of $700 to $750 million.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a net-lease real estate investment trust (“REIT”) that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of September 30, 2020, our diverse portfolio of 1,778 owned properties, with an aggregate leasable area of 37.2 million square feet in 48 states, included retail, industrial and office buildings leased to 296 tenants across 28 retail industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

Investor Contact:

Pierre Revol

(972) 476-1403
InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit’s retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit’s ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit’s costs of borrowing as a result of changes in interest rates and other factors; Spirit’s ability to access debt and equity capital markets; Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations; Spirit’s ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit’s most recent filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit’s good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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